Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 21, 2025, relating to the consolidated financial statements of i3 Verticals Inc. and subsidiaries and the effectiveness of i3 Verticals Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of i3 Verticals, Inc. for the year ended September 30, 2025.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

February 18, 2026